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                                                                    EXHIBIT 12



                                 XILINX, INC.
       STATEMENT OF COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                        (in thousands, except ratios)



                                                               Three Months Ended             Nine Months Ended
                                                          Dec. 28,             Dec. 30        Dec. 28   Dec. 30
                                                            1996                 1995           1996      1995
                                                     -------------------  ------------------  --------  --------
Income before taxes                                  $            38,849  $           50,693  $120,658  $117,532
Add fixed charges                                                  3,614               2,083    10,868     2,608
                                                     -------------------  ------------------  --------  --------
    Earnings (as defined)                            $            42,463  $           52,776  $131,526  $120,140
                                                     ===================  ==================  ========  ========

Fixed charges
    Interest expense                                 $             3,184  $            1,775  $  9,655  $  1,938
    Amortization of debt issuance costs                              223                 138       664       138
    Estimated interest component  of rent expenses                   207                 170       549       532
                                                     -------------------  ------------------  --------  --------
Total fixed charges                                  $             3,614  $            2,083  $ 10,868  $  2,608
                                                     ===================  ==================  ========  ========
Ratio of earnings to fixed charges                                  11.7                25.3      12.1      46.1
                                                     ===================  ==================  ========  ========
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